Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert J. Pera, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Ubiquiti Networks, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Ubiquiti Networks, Inc.
Date: November 5, 2015

By:	/s/ Robert J. Pera
Name:	Robert J. Pera
Title:	Chief Executive Officer and Director (Principal Executive Officer)
I, Mark C. Spragg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Ubiquiti Networks, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Ubiquiti Networks, Inc.
Date: November 5, 2015

By:	/s/ Mark C. Spragg
Name:	Mark C. Spragg
Title:	Interim Chief Accounting Officer (Principal Financial Officer)